Exhibit M(2)

Amended Schedule A

(dated February 25, 2009)

to the

MML Series Investment Fund

Service Class and Service Class I

Distribution and Services Plan

Dated August 15, 2008

MML Large Cap Value Fund

MML Equity Index Fund

MML Growth Equity Fund

MML NASDAQ-100® Fund

MML Small Cap Growth Equity Fund

MML Emerging Growth Fund

MML Asset Allocation Fund

MML Equity Income Fund

MML Income & Growth Fund

MML Growth & Income Fund

MML Blue Chip Growth Fund

MML Large Cap Growth Fund

MML Concentrated Growth Fund

MML Mid Cap Value Fund

MML Mid Cap Growth Fund

MML Small/Mid Cap Value Fund

MML Small Cap Index Fund

MML Global Fund

MML Foreign Fund

MML Conservative Allocation Fund

MML Balanced Allocation Fund

MML Moderate Allocation Fund

MML Growth Allocation Fund

MML Aggressive Allocation Fund

MML American Funds Growth Fund

MML American Funds International Fund

MML American Funds Core Allocation Fund

MML Small Company Value Fund